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                                                                    EXHIBIT 10.1



                             AMENDMENT NO. 1 TO THE
                             APPLIED MATERIALS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN


               APPLIED MATERIALS, INC., having adopted the Applied Materials, Inc. Executive Deferred Compensation Plan (the "Plan") effective as of July 1, 1993, and having amended and restated the Plan effective as of April 1, 1995, hereby further amends the Plan as follows:

               1. Effective as of August 1, 1997, Section 1.11 is amended in its entirety to read as follows:

               1.11 "Eligible Employee" shall mean an employee of an Employer who holds office at the level of Managing Director or above.

               2. Effective as of January 1, 1998, Section 3.3 is amended to read in its entirety as follows:

               3.3 Deemed Interest on Accounts. Each Participant's Account shall be credited with deemed interest as of the end of each pay period. The rate for crediting deemed interest as of the end of any pay period shall be equal to one twenty-sixth (1/26th) of the "Deferral Interest Rate" for that Plan Year. The Deferral Interest Rate for a particular Plan Year shall apply to all amounts then credited to the Participant's Account, without regard to when the amounts (whether attributable to Compensation Deferrals or deemed interest) originally were credited to the Account. The Deferral Interest Rate for a particular Plan Year is the sum of (a) the yield-to-maturity of five-year U.S. Treasury notes as of the first business day of the December immediately preceding such Plan Year, plus (b) 1.50%. The exact amount to be credited as deemed interest to any Participant's Account shall be determined by the Committee under such formulae (consistent with this Section 3.3) as the Committee, in its discretion, shall adopt from time to time.

               3. Effective as of August 1, 1997, the last sentence of Section
3.4 is amended to read in its entirety as follows:

        A Participant's election as to the form of payment shall apply to all amounts credited to the Participant's Account for the Plan Year with respect to which the election is made, and except to the limited extent provided in Section 3.6, shall be irrevocable.

               4. Effective as of August 1, 1997, new Sections 3.5 and 3.6 are added to read in their entirety as follows:

               3.5 TERM OF DEFERRAL. Each Participant shall indicate on his or her deferral election made pursuant to Section 3.1 the time for payment for Compensation Deferrals




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        (and deemed interest thereon) made pursuant to such election. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, a Participant may elect a term of deferral equal to any whole number (not less than one) of calendar years specified in his or her deferral election or the occurrence of a specific event (for example, the attainment of age 50). The procedures adopted by the Committee may (in the discretion of the Committee) restrict a Participant's ability to elect multiple terms of deferral under the Plan. A Participant's election as to the term of deferral shall apply to all amounts credited to the Participant's Account for the Plan Year with respect to which the election is made, and except to the limited extent provided in Section 3.6, shall be irrevocable.

               3.6 CHANGES IN ELECTIONS AS TO TERM AND FORM FOR PAYMENT. A Participant may change his or her election under Section 3.4 and/or
        Section 3.5 for amounts credited to the Participant's Account for any Plan Year, provided that any such election will be effective only if (a) such election is made at least two Plan Years prior to the Plan Year in which payment of such amounts is scheduled to commence (without giving effect to such election), (b) the newly elected scheduled payment commencement date is not earlier than the second Plan Year after the Plan Year in which such election is made, and (c) payment of such amounts has not actually commenced. For example, if a Participant initially elected to receive payment of his or her Account in a lump sum to be paid during the 2003 Plan Year, the Participant instead may elect to receive payment in the form of ten annual installments commencing during the 2004 Plan Year, provided that such election is made on or before December 31, 2001. (i.e., not less than two Plan Years prior to the Plan Year in which payment of such amounts previously was scheduled to commence, and with a newly elected scheduled payment commencement date which is not earlier than the second Plan Year after the Plan Year in which such election is made).

               5. Effective as of August 1, 1997, Section 5.1 is amended to read in its entirety as follows:

               5.1 Normal Time for Distribution.

                      5.1.1 General Rule. Subject to this Section 5.1 and Sections 5.2, 5.3, and 5.8, distribution of the balance credited to a Participant's Account shall commence as soon as administratively practicable after the end of the term(s) of deferral elected by the Participant under Section 3.5, in accordance with the following rules. If, pursuant to Section 3.4, the Participant elected to receive annual installment payments, his or her first installment shall be equal to the balance then credited to his or her Account, divided by the number of installments to be made. Each subsequent annual installment shall be paid to the Participant as near as administratively practicable to each anniversary of the first installment payment. The amount of each subsequent installment shall be equal to the balance then credited to the Participant's Account, divided by the number of installments remaining to be made. While a Participant's Account is in installment payout status, the unpaid balance credited to the Participant's Account shall continue to be credited with deemed interest under Section 3.3.

                      5.1.2 Special Rule re Deductibility. Notwithstanding any contrary provision of Section 5.1.1, any payment scheduled for a particular Plan Year shall not be made in such Plan Year to the extent necessary to avoid application of the deductibility limitation of section 162(m) of the Code. (For this purpose, deductibility shall be determined by adding such payment to all other compensation paid by the Company and



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        its Affiliates to the Participant during the Plan Year.) If, pursuant to the foregoing sentences, any amounts are not paid when originally scheduled, such amounts shall be paid in the first subsequent taxable year in which such payments would not be subject to the deductibility limitation of section 162(m) of the Code. During any such delay in payment, unpaid amounts shall continue to be credited with deemed interest under Section 3.3. Notwithstanding the foregoing, distribution of a Participant's Account shall be made without regard to the deductibility limitation of section 162(m) of the Code if the time for distribution is accelerated pursuant to Section 5.2 or Section 5.3.

                      5.1.3 Latest Permissible Distribution Commencement Date. Notwithstanding any contrary provision of this Section 5.1.1, if distribution of any portion of a Participant's Account has not commenced on the date on which the Participant terminates employment with the Company and all of its Affiliates, such distribution shall commence within 90 days of the date of such termination.

               6. Effective as of August 1, 1997, Section 7.4 is amended by deleting the word "and" at the end of subsection (l), replacing the "." at the end of subsection (m) with "; and", and adding a new subsection (n) in its entirety to read as follows:

               (n) To determine the manner and form for making elections under the Plan.

               IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed this Amendment No. 1 on the date indicated below.


                                       APPLIED MATERIALS, INC.



Dated:  August 27, 1998                By /s/ SEITARO ISHII
                                          --------------------------------------
                                          SEITARO ISHII
                                          Group Vice President,
                                          Global Human Resources


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